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                         DATA PROCESSING SERVICES AGREEMENT

     THIS DATA PROCESSING SERVICES AGREEMENT is made as of this 31st day of March, 1997, (the "Agreement") by and between M&I Data Services, a division of the Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I") and FirstFed Bancshares, Inc., a Delaware corporation, together with its subsidiaries and affiliates (collectively referred to as the "Customer").

                                      RECITALS

     WHEREAS, M&I provides data processing services to customers located across the country; and

     WHEREAS, M&I desires to provide data processing services to Customer, and Customer desires to have M&I provide it with such services.

     NOW, THEREFORE, in consideration of the recitals and for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. SERVICES. M&I shall provide Customer with the data processing services requested by Customer utilizing the version of the banking system software made available from time to time by M&I through the M&I Service Bureau (the "Services"). The functionality of the software and a further description of the Services is set forth in the User Manuals, copies of which will be provided, or made available, to Customer. Except as provided with respect to Midwest Payment Systems in Exhibit B, Customer shall purchase all of its required data processing services from M&I, provided that such services are among those listed on Exhibits A and A-1. Unless otherwise agreed in writing between M&I and Customer, and subject to the other provisions of the Agreement, M&I shall make the On-line Services available to Customer, subject to normal downtime and maintenance, at times indicated on the M&I On-line Availability Schedule, as modified from time to time.

     2. FEES AND TAXES. Customer agrees to pay for the Services received hereunder as follows:

          a.   AMOUNT OF FEES.  Commencing on the Conversion Date (as defined in
Section 3) and on the first day of each month thereafter through the end of the term of this Agreement, Customer shall pay M&I a fixed monthly fee of twenty one thousand dollars ($21,000) per month (the "Fixed Monthly Fee") for the Services described on Exhibit A. The Fixed Monthly Fee shall be prorated for any partial months. For Services requested by Customer in addition to those on Exhibit A and which are part of M&I's 1997 standard published price list, or for usage of Services listed on Exhibit A in excess of stated maximums, Customer shall pay in accordance with M&I's then-current

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standard published prices, discounted ten percent (10%).  The Fixed Monthly
Fee will be adjusted in accordance with the provisions of Exhibit B. Customer also agrees to pay all communication costs, telecommunication charges, printline charges and other output costs, start-up fees, pass-through charges, out-of-pocket expenses, conversion expenses and fees, workshop fees, training fees, and late fees or charges billed as miscellaneous on Customer's invoice (the "Miscellaneous Fees"). The M&I standard published prices as of the date of this Agreement are set forth on the fee schedule attached as Exhibit C.

          b. ADDITIONAL CHARGES. In addition to the charges described above or set forth in Exhibit C, Customer agrees to pay for any manufacturers, sales, use, excise, personal property, or any other tax or charge, or duty or assessment levied or assessed by any governmental authority upon or as a result of the execution or performance of any service pursuant to this Agreement or materials furnished with respect to the Agreement, except those taxes based on M&I's net income.

          c. TERMS OF PAYMENT. Customer shall pay the Fixed Monthly Fee on the first day of the month in which the Services are to be performed. Any other amounts due hereunder shall be paid within thirty (30) days of invoice, unless otherwise provided herein. To effect the payment, Customer hereby authorizes M&I to initiate debit entries from and, if necessary, initiate credit entries and adjustments to Customer's account at the depository designated in the ACH Authorization Agreement. Debit entries for the Fixed Monthly Fee will be made on the first day of each month for which Services will be rendered under the Agreement. In the event that a payment day is a nonbusiness day, entries will be made on the first succeeding business day. Customer shall authorize, on the attached ACH Authorization Agreement, debits from and credits to its account for payment for Services received under the Agreement. The Customer shall also pay any collection fees and reasonable attorneys' fees incurred by M&I in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

          Should Customer reasonably and in good faith dispute any fees so billed, Customer may withhold payment for the disputed amount provided Customer notifies M&I of such disagreements or objections within the prescribed thirty
(30) day period; however, the Fixed Monthly Fee and any undisputed amounts shall be promptly paid as described above. The parties agree to promptly attempt to resolve the dispute, and further agree if the disputed invoice is not resolved within sixty (60) days of the invoice date, the chief executive officers of the parties shall meet to resolve the dispute

          d. MODIFICATION OF TERMS AND PRICING. If Customer is in default and M&I elects to continue to perform the Services, or if the Customer's tangible capital or reserve requirements computed in accordance with applicable federal regulations for itself or any of its FDIC insured affiliates receiving Services hereunder are less than the required regulatory minimums, Customer agrees to pay M&I all unamortized conversion expenses in advance of M&I performing any additional Services. In addition, Customer agrees that, in such event, all charges for Services shall be computed

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using M&I's then-current standard published prices, paid in advance as determined by M&I. At M&I's option, such Services shall be provided on a month-to-month basis.

     3.   TERM.

          a. INITIAL TERM. This Agreement shall be effective upon execution by both parties, and both parties will promptly undertake the conversion activities necessary to process Customer's data. M&I currently anticipates, subject to Customer's timely and satisfactory completion of its responsibilities described in the M&I Conversion Manual and in the Conversion Schedule to be established by M&I, and agreed to by Customer, that all conversion activities will be completed on October 20, 1997, (the "Conversion Date"). The term of this Agreement shall continue for a period of eighty-four (84) months from the Conversion Date.

          b. RENEWAL OBLIGATIONS. During any renewal term, or for any Services provided after the end of the initial term, whether or not the Agreement is renewed, Customer agrees that the terms of this Agreement shall continue to apply, except that all charges for Services shall be computed using M&I's then-current standard published prices paid in advance as determined by M&I. At M&I's option, such Services shall be provided by M&I on a month-to-month basis.

     4. AFFILIATES. All processing for Customer and Customer's subsidiaries and affiliates which M&I does shall be included as part of the Services provided under this Agreement and shall be done in accordance with the terms and conditions of this Agreement. Customer agrees that it is responsible for assuring compliance with the Agreement by its affiliates and subsidiaries. Customer agrees to be responsible for the submission of its affiliates' data to M&I for processing and for the transmission to Customer's affiliates of such data processed by and received from M&I. Customer agrees to pay any and all fees owed under this Agreement for Services hereunder.

     5. CONFIDENTIALITY AND OWNERSHIP. Both parties will, to the extent and in accordance with their policies used to protect their own information of similar importance, use their best efforts to refrain from and prevent the use of or disclosure of any confidential information of the other party, disclosed or obtained by such party while performing its obligations under this Agreement, except when such use or disclosure is for the purpose of providing the Services. Neither party will have an obligation of confidentiality with regard to any information insofar as the same: (1) was known to such party prior to disclosure; (2) is or becomes publicly available other than as a result of a breach of this Agreement; or (3) is disclosed to such party by a third party not subject to an obligation of confidentiality. Nor shall the obligation of confidentiality occur where disclosure is made pursuant to: (1) any law of the United States or any state thereof; (2) the order of any court or governmental agency; or (3) the rules and regulations of any governmental agency.

          Customer may reproduce and distribute any or all M&I's documentation, including User Manuals, solely for its own internal use. Customer recognizes, however, that such documentation may be copyrighted, trademarked, patented, or otherwise

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protected by M&I.  Customer will not undertake to reproduce for distribution or distribute such documentation to any other third party. Any modifications made to such documentation by Customer for the purpose of customization are acknowledged to be solely at the risk of Customer, and M&I shall not be liable to Customer for any inaccuracies arising therefrom. The distribution of modified documentation is subject to the same restrictions and shall further contain an acknowledgement of M&I's copyright and other protected proprietary interests in such documentation.

     6. PROGRAMMING. M&I reserves the right to determine the programming (whether hardware or software) utilized with the equipment used in fulfilling its duties under this Agreement. All programs (including ideas and know-how and concepts) developed by M&I are and remain its sole property.

     7. EQUIPMENT. Customer shall obtain and maintain at its own expense such data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines in connection with the Services. M&I shall not be responsible for the reliability monitoring or continued availability of the communications lines used by Customer in accessing the Services.

     8. SUPPLIES. Customer shall pay for all supplies used in connection with the Services. All forms, supplies, or materials used in processing Customer's items and input data shall meet M&I's specifications.

     9. SYSTEMS MODIFICATION; AMENDMENT OF SERVICES. M&I may modify, amend, enhance, update, or provide the appropriate replacement for any of the Services, the software used to provide the Services, or any element of its systems at any time to: (a) improve the Services or (b) facilitate the continued economic provisions of the Service, provided that no change made pursuant to "(b)" shall materially diminish the quality or scope of the Service. M&I may, at any time, withdraw any of the Services upon providing one hundred twenty (120) days' prior written notice to Customer. M&I or Customer may also terminate any of the Services immediately upon any regulatory, legislative, or judicial determination that providing such Services is inconsistent with applicable law or regulation.

     10. DISASTER RECOVERY. M&I maintains, and shall continue to maintain throughout the term of this Agreement, off-site disaster recovery capabilities which permit M&I to recover from a disaster and continue providing Services to Customers within a commercially reasonable period. An executive summary of the current disaster recovery plan, which may change from time to time, is available upon request from M&I at no charge. M&I shall test the operation and effectiveness of its disaster recovery plan at least annually. M&I maintains, and shall continue to maintain throughout the term of this Agreement, a backup power supply system to guard against electrical outages.

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     11.  EVENTS OF DEFAULT.  It shall be an Event of Default on the part of the
Customer if: (a) Customer is insolvent, or a receiver or conservator shall be appointed with respect to the Customer; or (b) Customer shall fail to pay any sum due M&I within the prescribed time; or (c) if the Customer shall fail to perform any of its other covenants or obligations under this Agreement where Customer's failure to perform has a material adverse impact on M&I. It shall be an Event of Default on the part of M&I if M&I shall fail to perform any of its obligations under this Agreement where the failure of M&I to perform has a material adverse impact on Customer and is material to the provision of the Services, except for those obligations under Section 20 of this Agreement as to which the Agreement provides specific remedies for M&I's failure to perform.
The defaulting party shall have thirty (30) days from the date of receipt of notice from the nondefaulting party of nonpayment or nonperformance to cure such an Event of Default, before the nondefaulting party may exercise any remedies it may have as a result of the Event of Default.

     12. REMEDIES UPON DEFAULT; LIMITATION OF LIABILITIES. If an Event of Default occurs on the part of the Customer, and is not cured within the thirty (30) day period prescribed in Section 11, M&I may (a) terminate this Agreement; (b) terminate access to its central processing unit by the Customer; and (c) declare all amounts payable under this Agreement to be immediately due payable and file suit for or otherwise obtain payment from the Customer of any fees or other sums due it pursuant to this Agreement, plus any actual damages to its equipment or systems caused by the Customer's actions, failures to act, equipment, systems, or communication facilities.
In the event Customer pays M&I all amounts for Services provided by M&I, Customer's liability to M&I for all future amounts payable to M&I hereunder shall be limited to the buyout amount calulated in accordance with Section 21 herein. If an Event of Default occurs on the part of M&I, and is not cured within the thirty (30) day period prescribed in Section 11, the Customer may only: (d) terminate this Agreement without payment of any penalty, buyout amount, or deconversion expense; and (e) file suit or otherwise obtain payment of an aggregate amount of fees paid by the Customer to M&I hereunder during the three (3) months immediately preceding the Event of Default. Either party may also seek equitable remedies, including, without limitation, specific performance and injunctive relief, for a breach of Section 5 of this Agreement. M&I and the Customer agree that these damage provisions are reasonable in light of all present predictable circumstances (including expectable actual damages in that the fees to be charged by M&I hereunder do not include amounts sufficient to insure against greater claims). M&I and Customer expressly waive all claims for additional, incidental, consequential, compensatory, or punitive damages and agree that the remedies set forth in this Agreement shall be the sole and exclusive remedies of the parties. No lawsuit or other action may be brought by either party hereto or on any claim or controversy based upon or arising in any way out of this Agreement after one (1) year from the date of the occurrence allegedly giving rise to the action, extended by any additional time during which the breaching party attempted to cure the default. M&I agrees that except in the case of an Event of Default relating to a breach by the Customer of its confidentiality obligations under Section 5 of this Agreement, M&I will not exercise its

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remedy to terminate Customer's access to the M&I central processing unit so long as: (f) Customer is current in the payment of all amounts due M&I as reflected on M&I's last invoice to Customer, except for those amounts disputed reasonably and in good faith as provided for in Section 2(c) herein; and (g) only exercise such remedy after providing Customer with sixty (60) days' prior written notice.

     13.  TERMINATION.

          a. END OF INITIAL TERM. This Agreement shall automatically be extended at the end of the initial eighty-four (84) month term for an additional twelve (12) month renewal term, unless the Customer gives M&I at least one hundred eighty (180) days' prior written notice of its intent to terminate, which notice may be given during the initial term of the Agreement.

          b. RENEWAL TERM. During the renewal term, this Agreement shall be automatically extended for an additional one (1) month on each monthly anniversary date so that the term shall always be not less than one (1) month less than twelve (12) months, unless either party gives written notice to the other party of intent to terminate, in which event the automatic monthly renewals will end and the Agreement will terminate at the end of the unexpired portion of the term in existence on the date notice to terminate is given.

          c. TERMINATION UPON DEFAULT. This Agreement may also terminate upon notice of an Event of Default and failure to cure beyond applicable cure periods at the option of the nondefaulting party as set forth in Section 12 hereof.

          d. TERMINATION BY CUSTOMER. Customer may terminate this Agreement at any time, and without cause, by giving M&I at least one hundred eighty (180) days' prior written notice and paying M&I the then-applicable buyout amount set forth in Section 21.

          e. TERMINATION FOR CHANGE IN CONTROL OF CUSTOMER. This Agreement may be terminated at the option of the Customer by paying buyout amount stated in Section 21(b) herein in the event of a change in control of Customer during the term of this Agreement or any extension thereof; provided, however, the Customer gives M&I ninety (90) days' prior written notice of such termination.

     For purposes of this Section, change in control shall mean the acquisition (by merger, sale of stock, sale of assets, or otherwise) by a person not now in control (within the meaning of this definition) of more than fifty percent (50%) of either the voting power or value of the outstanding capital of Customer or the right to elect at least fifty percent (50%) of the directors of Customer then standing for election.

     14. REGULATORY ASSURANCES. M&I and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being

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performed by Customer.  Upon request, M&I agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse M&I for reasonable costs actually incurred due to any such examination or regulation that is performed solely for the purpose of examining data processing services used by Customer.

          a. NOTICE REQUIREMENTS. The Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to the Chief Examiner of the Federal Home Loan Bank Board, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, The Federal Deposit Insurance Corporation, the Federal Reserve Board, or their successors, as applicable (collectively, the "Federal Agency"), as of the effective date of Services under this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

          b. EXAMINATION OF RECORDS. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available for examination and audit by governmental agencies having jurisdiction over the Customer's business, including (without limitation) the Federal Agency. The Director of Examinations of the Federal Agency or his designated representative shall have the right to ask for and to receive directly from M&I any reports, summaries, or information contained in or derived from data in the possession of M&I related to the Customer. M&I shall notify Customer as soon as possible of any formal request by an authorized governmental agency to examine Customer's

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records maintained by M&I, if M&I is permitted to make such a disclosure to
Customer under applicable law or regulations. Customer agrees that M&I is authorized to provide all such described records when formally required to do so by this authorized governmental agency.

          c. FIDELITY BONDS. Throughout the term of the Agreement, M&I shall maintain fidelity bond coverage for M&I and its employees.

          d. NOTICE OF CHANGES. Customer shall give to the Director of Examinations of the Federal Agency at least thirty (30) days' notice of the termination of this Agreement or of any material changes in the Services to be provided hereunder.

          e. INSURANCE. Throughout the term of this Agreement, M&I shall maintain insurance coverage (or shall be self-insured) for losses from fire, disaster, and other causes contributing to interruption of the Services. The proceeds of such insurance shall be payable to M&I. Nothing in this Agreement shall be construed as to permit Customer to receive any of such proceeds, or to be named as an additional loss payee under any insurance policy.

          f. FINANCIAL INFORMATION. Customer agrees to provide M&I with a copy of the call report filed with the Federal Agency within thirty (30) days after its filing with the Federal Agency, and to provide such additional financial information as to its creditors or others as M&I may reasonably request, provided that such information is not subject to restriction or confidentiality.

     15. TRANSPORTATION AND/OR TRANSMISSION OF DATA. The responsibility and expense for transportation and/or transmission of and risk of loss of data and media to and from M&I's datacenters shall be borne by Customer. M&I will notify Customer of the time by which Customer's data and media must be delivered to M&I for processing for M&I to provide Customer's processed data within the time period indicated by M&I.

     16.  RESPONSIBILITY.

          a. GENERAL. M&I agrees to perform the Services in a commercially reasonable manner, which is the same degree of care that M&I exercises in providing Services to other M&I customers, and no other or higher degree of care. Except as otherwise described herein, M&I assumes no other obligation as to performance or quality of the Services provided, all other risks of error being expressly assumed by Customer. M&I shall not be responsible for loss or damage due to delays in processing or in the delivery of processed data as a result of any of the causes excused by Section 19 hereof. M&I WILL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY CUSTOMER INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS OPERATION LOSS, REGARDLESS OF WHETHER M&I WAS ADVISED OF THE POSSIBLE OCCURRENCE OF SUCH DAMAGES.

          b.   RELIANCE ON DATA SUPPLIED.  M&I will process items and data and

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perform those Services described in this Agreement on the basis of information furnished by Customer. M&I shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to M&I for processing at the earliest possible time. Customer will indemnify and hold M&I harmless from any cost, claim, damage, or liability (including attorneys' fees) whatsoever arising out of such data, information or instructions, or any inaccuracy or inadequacy therein. Customer assumes all risk of loss, delay, and miscommunication in the transportation or transmission by electronic means of data and information from any terminal or remote unit unless the same is caused by or attributable to any act or omission on M&I's part, which act or omission does not meet the standard of care in Section 16(a), or was caused by or attributable to any gross negligence or willful failure on M&I's part to comply with its obligations under this Agreement.

          c. DATA BACKUP. Customer shall maintain adequate records including microfilm images of items being transported to M&I for at least ten (10) business days' backup on magnetic tape or other electronic media where transactions are being transmitted to M&I, from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

          d. AUDIT. M&I shall cause a third-party review of its data processing systems and Services to be conducted annually by its independent auditors. M&I shall provide Customer one copy of the report resulting from such review at no charge.

          e. REGULATORY COMPLIANCE. Customer is responsible for determining that the Services performed in its behalf, any forms which are used with its customers, and all records it retains comply with all applicable laws. Should Customer need information from the Services M&I provides in order to comply with applicable federal or state laws and regulations, Customer's sole remedy, and M&I's sole obligation shall be for M&I to provide the ability to process the information requested from the Customer as promptly as is commercially practicable.

          f. BALANCING AND CONTROLS. On a daily basis, Customer shall review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by M&I. In addition, Customer shall, on a daily basis, check exception reports to verify that all file maintenance entries and nondollar transactions were correctly entered. Customer is responsible for initiating timely remedial action to correct any improperly processed data which these reviews would disclose.

          g. SERVICE DEFICIENCIES. If Customer is aware that a defect exists in a Service, Customer shall be responsible for making whatever appropriate adjustments may thereafter be necessary until M&I corrects the defect and, if requested by Customer, M&I will, at M&I's expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns, or program modifications. M&I will, where reasonable, make every effort to correct any known

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material defect as soon as commercially reasonable at M&I's expense.

     17.  OWNERSHIP OF DATA.   Customer is the owner of all of its data
supplied by Customer to M&I for processing hereunder. Customer acknowledges that it has no rights in any of the software, systems documentation, guidelines, procedures, and similar related materials or any modifications thereof except with respect to Customer's use of the same during the term of this Agreement to process data. Upon termination of this Agreement, M&I shall provide Customer with all copies of Customer's data in a format that is being used by M&I at that time for processing such data. Prior to the release of the Customer's data: (a) all amounts owed under this Agreement by Customer to M&I shall be current and paid in full, except for amounts disputed reasonably and in good faith as provided for in Section 2(c) herein, and (b) Customer shall pay M&I its "Estimated Deconversion Expenses" as described below (except as provided for in Section 12(d) herein). Customer agrees to pay M&I for M&I's work in providing such data at M&I's rates then in effect for computer and personnel time, supplies, and other items as required, and Customer further agrees to pay M&I for any and all charges associated with the deconversion of Customer's data based on M&I's then-current charges for such Services. Based on Customer's current volumes, and M&I's current prices and method of performing deconversions, assuming no customized programming is required, and further assuming Customer requests one (1) set of test tapes and one (1) set of final tapes, deconversion costs will not exceed the equivalent of one (1) month's processing fees which shall be equal to the average of the three (3) months' processing fees immediately preceding notice of termination, as further described in Section 13 herein. M&I shall make a good faith estimate of all of such costs, expenses, and charges which shall be paid by Customer in advance (the "Estimated Deconversion Expenses"). The difference, if any, between the actual expenses and the prepaid Estimated Deconversion Expenses shall be promptly paid after determination.

     18.  WARRANTIES.   M&I represents and warrants that:

          a. CAPABILITY OF COMPUTER SYSTEMS AND SOFTWARE. M&I's computer systems (hardware and software) are capable of performing the Services in accordance with the provisions of this Agreement. The software used to provide the Services will operate substantially in accordance with the specifications and documentation for the software as modified from time to time to incorporate enhancements or modifications of the software to provide the Services.

          b. QUALITY OF SERVICE. The reports and Services made available to Customer shall be in substantial conformity with the User Manuals, as amended from time to time, copies of which have been, or will be, provided to Customer.

          c. PROPERTY RIGHTS. M&I has the right to provide the Services hereunder, using all computer software required for that purpose.

          d. ORGANIZATION AND APPROVALS. M&I is a validly organized corporate entity with valid authority to enter into this Agreement. This Agreement has been duly

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authorized by all necessary corporate action.

          e. RESPONSE TO QUESTIONNAIRE. M&I agrees that its response to the "Alex Sheshunoff Management Services, Inc., Application Software Features Questionnaire" was prepared in good faith, based on information provided to M&I by Customer, and is deemed accurate based as such. In the event such Customer information is inaccurate or incomplete, M&I shall not be liable for any resulting inaccuracy contained in the response.

          f. DISCLAIMER OF WARRANTIES. EXCEPT AS DESCRIBED IN THIS AGREEMENT, M&I DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     19. FORCE MAJEURE. M&I shall not be liable to Customer if M&I's fulfillment or performance of any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders, wars, acts of enemies, strikes, electrical equipment or availability failure, labor disputes except those involving M&I employees, fires, floods, acts of God, federal, state, or municipal action, statute, ordinance or regulation, or, without limiting the foregoing, any other causes not within its reasonable control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not.

     20. DATA SERVICES RELIABILITY AND RESPONSIVENESS. Subject to the nonoccurrence of a force majeure and the performance of Customer's obligations described in this Agreement, M&I agrees that the services will be provided in accordance with the following standard. [Balance of paragraph redacted]

     21.  CONTRACT BUYOUT.

     [Paragraph redacted]

     22. IRS FILING. Customer has complied with all laws, regulations, procedures, and requirements in attempting to secure correct tax identification numbers (TINs) for Customer's payees and agrees to attest to this compliance by an affidavit provided annually. Customer authorizes M&I to act as Customer's agent and sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form.

     Customer acknowledges that M&I's execution of the Form 4804 Affidavit on Customer's behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements. Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the failure to comply with TIN requirements.

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     23.  EXPENSE REIMBURSEMENTS.  Customer agrees to reimburse M&I for all out-of-pocket expenses (travel, lodging, meals, long distance telephone calls, and printing and copying charges) reasonably incurred in connection with the conversion of Customer's accounts to the M&I system, subject to the cap described on Exhibit B. The reimbursement of such expenses is in addition to conversion charges which may arise after the conversion, or with respect to accounts which are not currently customer accounts which are to be converted to the M&I system. M&I shall estimate such expenses in advance, and Customer shall pay such expenses in three (3) equal payments as follows: first, upon execution of this Agreement; second, as of conversion Readiness Review; and final, on the conversion sign-off date. M&I shall provide Customer with a summary invoice of actual expenses, and any adjustments shall be paid upon delivery of the invoice.

     24. CONVERSION OBLIGATIONS. Both parties agree to make a good faith effort to convert Customer's data in a timely fashion and to perform the conversion in accordance with the responsibilities set forth in the M&I Conversion Manual, the Conversion Schedule, and this Agreement. Customer agrees to maintain an adequate staff of persons who are knowledgeable with the systems currently used by Customer to process data. Customer further agrees to provide such Services and perform such obligations as are contemplated by the M&I Conversion Manual and the Conversion Schedule, and as necessary for Customer to timely and adequately perform its obligations herein and therein. Customer shall pay or reimburse M&I for all out-of-pocket expenses and on a time-and-materials basis for any of its personnel, or any independent contractors, who perform conversion or related services identified as Customer Responsibilities in the Conversion Manual for Customer. Customer further agrees to cooperate fully with all reasonable requests of M&I necessary to effect the conversion in a timely and efficient manner. Customer agrees to reimburse M&I for all conversion charges whether for the initial conversion, or for the subsequent conversion of additional accounts as they are incurred or for the conversion of products not identified in the Proposal.

     25. USE OF THE SERVICES. (a) Customer assumes exclusive responsibility for the consequences of any instructions Customer may give M&I, for Customer's failure to properly access the Services in the manner prescribed by M&I, and for Customer's failure to supply accurate input information; (b) Customer agrees that it will use the Services in accordance with such reasonable policies as may be established by M&I from time to time as set forth in any materials furnished by M&I to Customer; (c) Customer agrees that, except as otherwise permitted by M&I, Customer will use the Services only for its own internal business purposes and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any third party; and (d) Customer agrees and represents that (1) this Agreement has been approved by its board of directors, or that the officer executing this Agreement has been specifically authorized by Customer's board of directors to execute this Agreement, (2) the performance of this Agreement by the Customer will not adversely affect the safety or soundness of the Customer or any of its affiliates, and (3) this Agreement, and the obligations evidenced hereby, will be properly reflected on the books and records of the Customer, and the Customer will provide evidence of the same to M&I upon request.

     26.  MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement shall be construed and governed by the laws of the state of Wisconsin.

          b. AMENDMENT. This Agreement, including the Schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

          c. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, which such consent shall not be unreasonably withheld, provided that M&I may freely assign this Agreement to any company that is directly or indirectly (1) in control of M&I, (2) under the control of M&I, or (3) under common control with M&I.

          d. SECTION HEADINGS. Section headings are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

          e. NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth on the signature page, unless and until any of such parties notifies the others. The parties agree to provide each other the names of the appropriate individuals to whom notices (as defined in this Section) shall be delivered.

          f. NO WAIVER OF PERFORMANCE. Failure by either party at any time to require performance by the other party to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

          g. ENTIRE AGREEMENT; CONFLICTING PROVISIONS. This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire agreement between the Customer and M&I with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such subject matter. In the event of any conflict between the terms of the main body of this Agreement and any of the Schedules hereto, the terms of the main body of this Agreement shall govern.

          h. EXECUTION IN COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

          i. ENFORCEABILITY. The invalidity or enforceability of any provision hereof shall not affect or impair any other provisions.

          j. SCOPE OF AGREEMENT. If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

          k. CONFIDENTIALITY OF TERMS. Customer agrees that neither it, its directors, officers, employees, or agents will disclose this Agreement, or any of the terms or provisions of this Agreement, to any other party.

          l. YEAR 2000. The Services provided by M&I will permit Customer to comply with regulatory requirements resulting from the change to the year 2000 AD.

          m. ACCOUNT MANAGER. M&I shall assign an account manager who shall be responsible for the ongoing relationship with Customer. In the event Customer and the account manager are or become incompatible, upon request, and subject to the availability of qualified personnel, M&I will appoint a replacement within a reasonable amount of time following such request.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

                              M&I DATA SERVICES, A DIVISION OF THE
                              MARSHALL & ILSLEY CORPORATION ("M&I")

                              4900 W. Brown Deer Road
                              Brown Deer, WI  53223
                              By:  ________________________

                              Name:     Patrick C. Foy
                              Title:    President, Outsourcing Business Group
                              By:  ________________________

                              Name:     Thomas R. Mezera
                              Title:    Vice President

                              FIRSTFED BANCSHARES, INC. ("CUSTOMER")
                              749 Lee Street
                              Des Plaines, IL  60016

                              By:  ________________________
                              Name:     Larry G. Gillie
                              Title:    President and Chief Executive Officer

                              AUTHORIZATION AGREEMENT

     The undersigned ("Customer") hereby authorizes M&I Data Services, a division of the Marshall & Ilsley Corporation ("M&I") to initiate debit entries consistent with terms of the Agreement and to initiate, if necessary, credit entries and adjustments for any excess debit entries or debit entries made in error, to Customer's account indicated below and the depository named below, to debit and/or credit the same such account.

This authority is to remain in full force and effect for the period coinciding with the term (and any renewals thereof) of the Data Processing Services Agreement made the 31st day of March, 1997, and any addenda thereto (the "Agreement"), pursuant to the terms and conditions specified in the Agreement.

DEPOSITORY NAME:                   ________________________________
ADDRESS:                           ________________________________
CITY/STATE/ZIP:                    ________________________________
TELEPHONE NUMBER:                  ________________________________
ROUTING TRANSIT NUMBER:            ________________________________
ACCOUNT NUMBER:                    ________________________________

                              M&I DATA SERVICES, A DIVISION OF THE
                              MARSHALL & ILSLEY CORPORATION ("M&I")

                              By:  ________________________
                              Name:     Patrick C. Foy
                              Title:    President, Outsourcing Business Group

                              By:  ________________________
                              Name:     Thomas R. Mezera
                              Title:    Vice President

                              FIRSTFED BANCSHARES, INC. ("CUSTOMER")

                              By:  ________________________
                              Name:     Larry G. Gillie
                              Title:    President and Chief Executive Officer

                       ATTORNEY-IN-FACT APPOINTMENT

    Customer hereby appoints M&I Data Services, a division of the Marshall & Ilsley Corporation ("M&I") as: (1) customer's attorney-in-fact and empowers M&I to authorize the Internal Revenue Service (IRS) to release information return documents supplied to the IRS by M&I to states which participate in the "Combined Federal/State Program"; and (2) Customer's agent to sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form. Customer agrees to hold M&I harmless from any liabilities, claims, expenses, penalties, or damages (including attorneys' fees) which may be assessed or incurred as a result of the release of information in good faith.

                                   FIRSTFED BANCSHARES, INC.  ("CUSTOMER")


                                   By:  ________________________

                                      AFFIDAVIT


STATE OF   _______________________________________)
                                                  )  SS.
COUNTY OF  _______________________________________)


I, ___________________________________, being first duly sworn, on oath, depose

         Customer's Representative

and say:

     1. I am an employee of FirstFed Bancshares, Inc. I have personal knowledge of my employer's practices with regard to procuring and reporting tax identification numbers (TINs) and authority to execute this Affidavit on my employer's behalf.

     2. FirstFed Bancshares, Inc. has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                              _________________________________

                              Customer's Representative

Subscribed and sworn to before me

this _____________ day of ______________________, 1997.

_______________________________________

_______________________________________  Notary Public

My Commission expires: ________________

                         AUTOMATED CLEARING HOUSE SERVICES
                        ADDENDUM AND AUTHORIZATION AGREEMENT


     THE UNDERSIGNED ("Customer") hereby authorizes M&I Data Services, a division of the Marshall & Ilsley Corporation ("M&I") to initiate and receive automated clearing house ("ACH") debit entries, adjustments to debit entries and credit entries to Customer's account indicated below, to credit and/or debit the same to such account, and to provide various ACH services, as described below, to Customer pursuant to the terms and conditions specified in this Automated Clearing House Services Addendum and Authorization Agreement (the "Addendum"). The ACH entries covered under this Addendum shall hereinafter be referred to as the "ACH Entries."

     I. GENERAL. This Addendum is an addendum to, and is part of, the Agreement by and between M&I and Customer dated March 31, 1997, (the "Agreement") and except as otherwise provided herein, is subject to the terms and conditions of the Agreement. Except as otherwise provided herein, the terms used in this Addendum shall have the same meanings as ascribed to such terms in the Operating Rules of the National Automated Clearing House Association, as in effect from time to time (the "NACHA Rules").

     II.   ACH SERVICES.

           a. M&I shall act as Customer's agent for initiating and transmitting ACH Entries to the appropriate Federal Reserve Bank or other automated clearing house operator (an "ACH Operator"). In addition, M&I shall act as Customer's agent for receiving ACH Entries from an ACH Operator. For all ACH Entries, Customer, and not M&I, shall be the originating depository financial institution (the "ODFI") or the receiving depository institution (the "RDFI"), as the case may be, for purposes of the NACHA Rules, the rules of local ACH associations, the rules of ACH Operators and other applicable law (collectively, "Applicable Law").

           b. M&I shall transmit ACH Entries in accordance with the format requirements of the NACHA Rules to an ACH Operator using Customer's Routing Number. M&I shall receive ACH Entries on behalf of Customer that are transmitted to M&I by an ACH Operator. M&I shall provide reports to Customer, as described in the M&I ACH Manual (the "Service Manual"). If agreed to between Customer and M&I, M&I shall provide for the posting of ACH Entries to Customer deposit accounts.

           c. All warranties of an ODFI or RDFI prescribed under Applicable Law shall be in effect and applicable to Customer, and not M&I, with respect to all ACH Entries.

           d. M&I may provide additional ACH services as requested by Customer and agreed to by M&I in writing.

     III. M&I PC ACH SERVICES. Customer may provide its business depositors with access to M&I's ACH Services as provided in M&I's PC ACH User Manual (the "PC ACH Service"). Customer shall be responsible for informing M&I prior to permitting a new depositor to begin using the PC ACH Service. Customer also shall inform M&I whether any credit limit, as provided in Section V of this Addendum, shall apply to the ACH Entries of a depositor utilizing the PC ACH Service.

     IV.   CUSTOMER DEPOSITOR INQUIRIES; ERRONEOUS OR REJECTED ACH ENTRIES.

           a. Customer shall be responsible for handling all inquiries of its depositors regarding ACH Entries, including but not limited to inquiries regarding credits or debits to a depositor's account resulting from an ACH Entry. M&I agrees to reasonably assist Customer in responding to such inquiries by providing information to Customer concerning ACH Entries.

           b. As described in the Service Manual, M&I shall provide reports to Customer showing errors and rejections resulting from ACH Entries transmitted on behalf of Customer during a particular day. It shall be Customer's responsibility to research and correct such ACH Entries.

     V.    CREDIT LIMITS.

           a. M&I and Customer may agree from time to time to establish one or more credit limits applicable to ACH Entries involving a particular depositor or all depositors of Customer. Such credit limits may be established from time to time by a written letter from Customer, acknowledged and agreed to in writing by M&I.

           b. If a credit limit is established pursuant to Section V.a of this Addendum, M&I will provide oral or written notice to Customer prior to transmitting an ACH Entry that would exceed such a credit limit.

     VI.   SERVICE MANUALS; PC ACH USER MANUAL.

           a. M&I shall provide Customer with copies of M&I's current Service Manual and PC ACH User Manual and any updates to such manuals. Customer agrees to comply with the requirements of such manuals.

           b. It shall be Customer's responsibility, and Customer is authorized, to forward a copy of the PC ACH User Manual, and any updates to the PC ACH User Manual, to Customer's depositors that utilize the PC ACH Service.

     VII.  COMPLIANCE WITH APPLICABLE LAW.

           a.   Customer shall be bound by, and comply with, Applicable Law.
M&I shall have no responsibility for Customer's compliance with Applicable Law, and M&I shall have no liability to any person for Customer's failure to comply with Applicable Law. Customer shall indemnify M&I and hold it harmless from any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorney's fees, allocated costs of staff counsel, expenses of litigation and any fees and expenses incurred in enforcing this provision) arising out of or related to any dispute or legal action by any party alleging a violation of Applicable Law by Customer.

           b. Without limiting the generality of Section VII.a, prior to providing ACH origination services, Customer shall enter into an agreement with the Originator in compliance with the NACHA Rules, including but not limited to the requirement of the NACHA Rules that such agreement include a provision whereby the Originator agrees to be bound by the NACHA Rules. M&I shall have no responsibility for ensuring that such Originators have entered into such agreements.

     VIII. LIMITATION ON LIABILITY.

           a. M&I is acting solely in its capacity as agent for Customer in connection with the initiation, transmission and receipt of ACH Entries on behalf of Customer. As agent, M&I will be under no obligation to provide funds to any party to settle for any ACH Entry received or initiated by M&I. Notwithstanding anything in the Agreement to the contrary, M&I's sole liability to Customer for any claim arising out of the ACH services performed by M&I pursuant to this Addendum shall be to furnish a corrected ACH Entry(ies) to an ACH Operator, provided that Customer promptly notifies M&I of the occurrence of an error or omission with respect to an ACH Entry and provided further that such error or omission was caused solely by M&I.

           b. M&I shall make reasonable efforts to deliver ACH Entries to Customer or to an ACH Operator, as appropriate, prior to any applicable deadline for such delivery. M&I does not guarantee such delivery and, notwithstanding anything in the Agreement to the contrary, shall have no liability to Customer as a result of any late delivery, regardless of whether such late delivery is caused solely by M&I or in whole or in part by a third party.

           c. M&I shall not be deemed to be in default of this Addendum for any failure to perform under this Addendum that resulted, directly or indirectly, from any cause beyond M&I's control.

           d. IN NO EVENT WILL M&I BE RESPONSIBLE UNDER THIS ADDENDUM FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO DIRECT, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH CUSTOMER MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS ADDENDUM, EVEN IF M&I HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

           e. Notwithstanding anything in the Agreement to the contrary, the foregoing provisions of this Section VIII set forth the full extent of M&I's liability under this Addendum for any claim or action, regardless of the form in which any such claim or action may be asserted against M&I, and set forth Customer's sole remedies against M&I.

     IX. TERMS AND CONDITIONS. This Addendum shall remain in full force and effect for the period coinciding with the term (and any renewals thereof) of the Agreement.

     DEPOSITORY NAME:         ________________________________
     ADDRESS:                 ________________________________
     CITY/STATE/ZIP:          ________________________________
     TELEPHONE NUMBER:        ________________________________
     ROUTING TRANSIT NUMBER:  ________________________________
     ACCOUNT NUMBER:          ________________________________
     (at Federal Reserve Bank or correspondent bank)

                              M&I DATA SERVICES, A DIVISION OF THE
                              MARSHALL & ILSLEY CORPORATION ("M&I")
                              4900 West Brown Deer Road
                              Brown Deer, WI  53223-0528

                              By:  _______________________________
                              Name:  Patrick C. Foy
                              Title: President, Outsourcing Business Group


                              FIRSTFED BANCSHARES, INC.  ("CUSTOMER")
                              749 Lee Street
                              Des Plaines, IL  60016

                              By:  _______________________________
                              Name:  Larry G. Gillie
                              Title: President and Chief Executive Officer

                      BACKROOM AND ITEM PROCESSING ADDENDUM TO
                         DATA PROCESSING SERVICES AGREEMENT


     THIS ADDENDUM, to the Data Processing Services Agreement (the "Agreement") is made as of this same day by and between the undersigned parties, does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

     A. M&I shall perform for Customer those certain Backroom and Item Processing Services described in the attached Exhibit for which Customer agrees to pay M&I in accordance with M&I's then-current standard published prices. M&I's standard published prices as of the date of this Amendment are attached hereto as Exhibit B. Notwithstanding anything in the Agreement to the contrary, Backroom and Item Processing Services shall not be subject to any discount or price adjustment provision.

     B. M&I and Customer agree to perform their respective responsibilities associated with Backroom and Item Processing Services in accordance with the procedures established by M&I as modified from time to time. A copy of M&I's procedure has been or will be provided to Customer.

     C. M&I agrees that the Services provided under this Addendum shall be performed in a commercially reasonable manner, as defined in the Agreement, and no other or higher degree of care. M&I assumes no other obligation as to performance or quality of the Services provided. M&I shall not be responsible for any loss or damage to Customer arising as a result of any action or inaction on the part of M&I including, but not limited to, indirect, incidental, or consequential damages, lost profits, or business operation loss. In the event of errors resulting from M&I's provision of the Services, M&I's sole obligation and Customer's sole remedy, shall be for M&I to correct such errors, if possible, and to review its systems and procedures for the purpose of implementing changes to prevent a future occurrence of a similar error.

     All other terms and conditions contained in the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have duly executed this Addendum in a manner appropriate to each.

M&I DATA SERVICES, A DIVISION      FIRSTFED BANCSHARES, INC.
OF THE MARSHALL & ILSLEY           ("CUSTOMER")
CORPORATION ("M&I")

By:  ______________________        By:  ______________________
Name:   Thomas R. Mezera           Name:   Larry G. Gillie
Title:  Vice President             Title:  President and Chief Executive Officer